Exhibit 99.1

Harrow Prices $60 Million Public Offering of Common Stock

NASHVILLE, Tenn., July 19, 2023 – Harrow (Nasdaq: HROW), a leading U.S. eyecare pharmaceutical company, today announced that it priced an underwritten registered public offering of 3,380,282 shares of its common stock at a price of $17.75 per share for aggregate gross proceeds of $60 million. The offering is expected to close on or about July 21, 2023, subject to customary closing conditions. Harrow also announced that it had granted the underwriters a 30-day option to purchase an additional 507,042 shares of its common stock in connection with the offering.

The Company expects to use the net proceeds from the sale of the common stock to fund the initial amount payable for an acquisition, with the remaining net proceeds available for general corporate purposes, including funding future strategic product acquisitions and related investments, making capital expenditures, and funding working capital and other cash needs, including tax withholding obligations in connection with the settlement of outstanding equity awards vesting as a result of the achievement of stock price targets.

B. Riley Securities is acting as sole book-running manager for this offering. Lake Street is acting as lead-manager and Ladenburg Thalmann & Co. Inc. is acting as co-manager for this offering.

The common stock in this offering is being offered by Harrow under its shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 6, 2022. A prospectus supplement and accompanying base prospectus relating to this offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov, or by contacting B. Riley Securities by phone at (703) 312-9580, or by emailing prospectuses@brileyfin.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Harrow

Harrow Health, Inc. (Nasdaq: HROW) is a leading U.S. eyecare pharmaceutical company engaged in the discovery, development, and commercialization of innovative ophthalmic prescription therapies that are accessible and affordable. Harrow owns U.S. commercial rights to ten branded FDA-approved ophthalmic pharmaceutical products. Harrow also owns and operates ImprimisRx, a leading U.S. ophthalmic-focused pharmaceutical compounding business, which also serves as a mail-order pharmacy licensed to ship prescription medications in all 50 states. Harrow has non-controlling equity positions in Surface Ophthalmics, Inc. and Melt Pharmaceuticals, Inc., companies that began as subsidiaries of Harrow. Harrow also owns royalty rights in four late-stage drug candidates being developed by Surface and Melt.

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HROW Prices $60 Million Public Offering of Common Stock

July 19, 2023

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds of the common stock offering. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the possibility that the common stock offering will not be consummated at the expected time or at all. Additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

Jamie Webb

Director of Communications and Investor Relations

jwebb@harrowinc.com

615-733-4737

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